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                                                                    EXHIBIT 4.30


                       FIRST AMENDMENT AND SUPPLEMENT TO
                        MORTGAGE AND SECURITY AGREEMENT

                                                        UNITED STATES OF AMERICA
                                                        STATE OF LOUISIANA
                                                        PARISH OF CALCASIEU

BY:

       MERCURY CELLULAR TELEPHONE COMPANY


IN FAVOR OF:

       COBANK, ACB
       AND ANY FUTURE HOLDER OR HOLDERS



              BEFORE ME, THE RESPECTIVE UNDERSIGNED NOTARIES PUBLIC, AND IN THE PRESENCE OF THE RESPECTIVE UNDERSIGNED COMPETENT WITNESSES;

       PERSONALLY CAME AND APPEARED:

              MERCURY CELLULAR TELEPHONE COMPANY, TIN: 72-1099261, A CORPORATION DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF LOUISIANA, AND HAS ITS REGISTERED OFFICES AT 1 LAKESHORE DRIVE, CM TOWER, SUITE 1495, P. O. DRAWER 3104, LAKE CHARLES, LA 70602-3104 APPEARING HEREIN THROUGH ITS DULY AUTHORIZED REPRESENTATIVE(S), PURSUANT TO A RESOLUTION OF ITS BOARD OF DIRECTORS, A CERTIFIED COPY OF WHICH IS ATTACHED HERETO AND EXPRESSLY MADE A PART HEREOF (THE "MORTGAGOR"); AND

              COBANK, ACB, TIN: 84-1102254, A BANK CHARTERED UNDER THE LAWS OF THE UNITED STATES OF AMERICA, WITH AN OFFICE AT 200 GALLERIA PARKWAY, SUITE 1900, ATLANTA, GEORGIA 30339 ("MORTGAGEE");

WHO DECLARED THAT:

              THIS FIRST AMENDMENT AND SUPPLEMENT TO MORTGAGE (this "First Amendment") is made and entered into as of July 1, 1996, by and between the Mortgagor and Mortgagee.





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                         FIRST AMENDMENT TO MORTGAGE                      PAGE 2


                                   RECITALS:

       WHEREAS, the Mortgagee and CTC Financial, Inc. (the "Borrower") have entered into that certain Loan Agreement, dated as of April 20, 1995 (the "Original Loan Agreement"); and

       WHEREAS, the funds advanced to the Borrower pursuant to the Original Loan Agreement were reloaned by the Borrower to the Mortgagor for the purposes set forth in the Original Loan Agreement; and

       WHEREAS, as an inducement to the Mortgagee to enter into the Original Loan Agreement and to make the loan provided for therein, the Mortgagor entered into that certain Continuing Guaranty, dated as of April 20, 1995 (the "Original Guaranty"), for the benefit of CoBank, pursuant to which the Mortgagor guaranteed the "Obligations" as therein defined; and

       WHEREAS, as security for the Mortgagor's obligations under the Original Guaranty and the "Obligations" as therein defined, the Mortgagor executed and delivered that certain Mortgage and Security Agreement, dated as of April 20, 1995 (the "Mortgage"), pursuant to which the Mortgagor granted to CoBank a first priority lien on the "Property" as therein defined; and

       WHEREAS, the Mortgagee and the Borrower have entered into that certain Loan Agreement, dated as of even date herewith (the "Additional Loan Agreement"); and

       WHEREAS, the funds advanced to the Borrower pursuant to the Additional Loan Agreement will be reloaned by the Borrower to the Mortgagor for the purposes set forth in the Additional Loan Agreement; and

       WHEREAS, as an inducement to the Mortgagee to enter into the Additional Loan Agreement and to make the loan provided for therein, the Mortgagor has agreed to amend the Original Guaranty as set forth in that certain First Amendment and Supplement to;

       WHEREAS, as an inducement to the Mortgagee to enter into the Additional Loan Agreement and to make the loan provided for therein, and to secure the Mortgagee's "Obligations" under the Guaranty, the Mortgagor has agreed to amend the Mortgage as herein provided;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, the Mortgagor hereby agrees with CoBank as follows:

       SECTION 1. DEFINITIONS. Capitalized terms, when used in this First Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Mortgage.





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                         FIRST AMENDMENT TO MORTGAGE                      PAGE 3


       SECTION 2. The Mortgage is hereby amended by deleting from its Definitions Section the definitions for "CTC Note," "Guaranty," "Indebtedness," "Loan Agreement" and "Notes" in their entirety and substituting in lieu thereof the following definitions:

       "CTC NOTES. The words "CTC Notes" mean, collectively, that certain Promissory Note dated July 1, 1996, made by the Borrower to the order of the Mortgagee, in the original principal amount of $18,000,000, and that certain Promissory Note, dated July 1, 1996, made by the Borrower to the order of CoBank, in the original principal amount of $13,000,000 (as the same may be amended, supplemented, modified or restated from time to time).

       GUARANTY. The word "Guaranty" means that certain Continuing Guaranty, dated as of April 20, 1995, made by the Mortgagor to the Mortgagee, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of July 1, 1996, securing among other things, the CTC Notes, as such amended Continuing Guaranty may be amended, supplemented, modified or restated from time to time.

       INDEBTEDNESS. The word "Indebtedness" means individually, collectively and interchangeably the CTC Notes and any and all present and future loans, advances, and/or other extensions of credit obtained and/or to be obtained by Mortgagor from Mortgagee, directly or indirectly, as well as Mortgagee's successors and assigns, from time to time, one or more times, now and in the future, and any and all promissory notes evidencing such present and/or future loans, advances, and/or other extensions of credit, including, without limitation, the Notes, and any and all amendments thereto and/or substitutions therefor, and any and all renewals, extensions and refinancings thereof, as well as any and all other obligations, including, without limitation, Mortgagor's covenants and agreements in any present or future guaranty, loan or credit agreement or any other agreement, document or instrument executed by Mortgagor, including, without limitation, the Guaranty, and liabilities that Mortgagor may now and/or in the future owe to and/or incur in favor of Mortgagee, whether direct or indirect, or by way of assignment or purchase of a participation interest, and whether related or unrelated, or whether committed or purely discretionary, and whether absolute or contingent, liquidated or unliquidated, voluntary or involuntary, determined or undetermined, due or to become due, and whether now existing or hereafter arising, or otherwise secured or unsecured, whether Mortgagor is obligated alone or with others on a "solidary" or "joint and several" basis, as a principal obligor or as a surety, guarantor, or endorser, of every nature and kind whatsoever, whether or not any such Indebtedness may be barred under any statute of limitations or prescriptive period or may be or become otherwise unenforceable or voidable for any reason whatsoever. Notwithstanding any other provision of this Mortgage, the maximum amount of Indebtedness secured hereby shall be limited to $31,000,000.





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                         FIRST AMENDMENT TO MORTGAGE                      PAGE 4


       LOAN AGREEMENTS. The words "Loan Agreements" shall mean, collectively, that certain Loan Agreement, dated as of April 20, 1995, by and between the Borrower and the Mortgagee, and that certain Loan Agreement, dated as of July 1, 1996, by and between the Borrower and the Mortgagee (as either of the same may be amended, supplemented or modified from time to time).

       NOTES. The word "Notes" shall mean, collectively, that certain Promissory Note, dated April 20, 1995, made by the Mortgagor to the order of the Borrower and assigned to the Mortgagee, in the original principal amount of $18,000,000, and that certain Promissory Note, dated July 1, 1996, made by the Mortgagor to the order of the Borrower and assigned to the Mortgagee, in the original principal amount of $13,000,000 (as either of the same may be amended, supplemented, modified or restated from time to time)."

       SECTION 3.  The Mortgage is hereby amended by deleting its Notices
Section in its entirety and substituting in lieu thereof the following Section:

       "NOTICES. All demands, notices, reports, approvals, designations, or directions required or permitted to be given hereunder shall be in writing and shall be deemed to be duly given upon delivery, if delivered by "Express Mail," overnight courier, messenger or other form of hand delivery or sent by telegram or facsimile transmission, or three (3) days mail if sent by certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):


       As to Mortgagor:     Mercury Cellular Telephone Company
                            1 Lakeshore Drive, CM Tower
                            Suite 1495
                            P.O. Drawer 3104
                            Lake Charles, LA  70602-3104
                            Attn:  Dusty Dumas; cc: Thomas G. Henning
                            Fax No.: (318) 439-0769

       As to Mortgagee:     National Bank for Cooperatives
                            200 Galleria Parkway
                            Suite 1900
                            Atlanta, Georgia  30339
                            Attn:  Rural Utility Banking Group
                            Fax No.: (770) 618-3202


       and as to any other person, firm, corporation or governmental body or agency having an interest herein by reason of being a Mortgagee or otherwise, at the last address designated by such person, firm, corporation, governmental body or agency to Mortgagor and Mortgagee."





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                         FIRST AMENDMENT TO MORTGAGE                      PAGE 5


       SECTION 4. All references in the Mortgage to "this Mortgage" shall hereafter be to the Mortgage as amended by this First Amendment.

       SECTION 5. The Mortgage is hereby amended and supplemented by deleting all references therein to the "CTC Note," "Note" and "Loan Agreement" and substituting in lieu thereof the words "CTC Notes," "Notes" and "Loan Agreements," respectively.

       SECTION 6. After giving effect to the amendments to and restatement of the Mortgage as set forth in this First Amendment, the representations and warranties of the Mortgagor set forth in the Mortgage are true and correct as of the date hereof as if made on the date hereof.

       SECTION 7. It is the intention of the parties hereto that this First Amendment shall not constitute a novation, it being the intention of the parties hereto merely to amend the Mortgage as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Mortgage shall remain in full force and effect and are hereby ratified and confirmed by the Mortgagor and CoBank.

       SECTION 8. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       SECTION 9. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.





                           [Signatures on Next Page]





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                         FIRST AMENDMENT TO MORTGAGE                      PAGE 6



THUS DONE AND PASSED, AS OF THE DAY, MONTH AND YEAR FIRST WRITTEN ABOVE, IN THE PRESENCE OF THE RESPECTIVE UNDERSIGNED NOTARIES AND THE RESPECTIVE UNDERSIGNED COMPETENT WITNESSES, WHO HEREUNTO SIGN THEIR NAMES AFTER READING OF THE WHOLE.



WITNESS:                           MORTGAGOR:
                                   MERCURY CELLULAR TELEPHONE COMPANY
X /s/ SHEILA KING
 ---------------------------
                                   BY: /s/ ROBERT PIPER
                                      -----------------------------------
X /s/ PAT HAMILTON                 NAME: Robert Piper
 ---------------------------             --------------------------------
                                   TITLE:  President
                                           ------------------------------


                                   ATTEST: /s/ THOMAS G. HENNING
                                          -------------------------------
                                   NAME:   Thomas G. Henning
                                          -------------------------------
                                   TITLE:    SECRETARY


[ILLEGIBLE]
-----------------------------
NOTARY PUBLIC

MY COMMISSION EXPIRES  Life Time Commission
                     -----------------------

       [NOTARIAL SEAL]

                      (Signatures Continued on Next Page)





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                          FIRST AMENDMENT TO MORTGAGE                     PAGE 7


                   (Signatures Continued from Previous Page)





WITNESS:                           MORTGAGEE:
                                   COBANK, ACB
X  /s/ SHAUNE KEENAN
 ---------------------------
                                   BY:  /s/ MARY KAY DEERING
                                      -------------------------------------
X  [ILLEGIBLE]                     NAME:  Mary Kay Deering
 ---------------------------             ----------------------------------
                                   TITLE: Vice President
                                         ----------------------------------




/s/ MARIANNE R. HOWELL
----------------------------
NOTARY PUBLIC
                       Notary Public, Cobb County, Georgia
MY COMMISSION EXPIRES  My Commission Expires April 25, 1999
                       ------------------------------------

       [NOTARIAL SEAL]